UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2006

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2006, WellPoint, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and J.P. Morgan Securities Inc. (the “Underwriters”) and The New York Public Asset Fund (the “Selling Stockholder”) pursuant to which the Selling Stockholder agreed to sell an aggregate of 7,000,000 shares of common stock, par value $.01 per share, of the Company (the “Shares”) to the Underwriters at a price per Share of $74.9522, for resale by the Underwriters pursuant to Registration Statement No. 333-130736. The public offering price of the Shares is $77.50 per Share. On September 22, 2006 the sale of the Shares pursuant to the Underwriting Agreement was completed. The Company did not receive any proceeds from the sale of the Shares. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit, and the Underwriting Agreement is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

The following exhibit is being filed herewith:

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated as of September 18, 2006 among WellPoint, Inc., The New York Public Asset Fund, Goldman, Sachs & Co. and J.P. Morgan Securities Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2006

WELLPOINT, INC.

By:	/s/ Angela F. Braly
Name:	Angela F. Braly
Title:	General Counsel

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EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated as of September 18, 2006 among WellPoint, Inc., The New York Public Asset Fund, Goldman, Sachs & Co. and J.P. Morgan Securities Inc.

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